Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ObsEva SA of our report dated March 5, 2021 relating to the financial statements, which appears in ObsEva SA’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

March 2, 2022